UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 27, 2017
DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 27, 2017, DASAN Zhone Solutions, Inc. (the "Company") and Eric Presworsky, Chief Technology Officer of the Company, entered into an agreement setting forth the terms pursuant to which Mr. Presworsky will cease to be an officer and employee of the Company effective July 11, 2017. Under the terms of the agreement, Mr. Presworsky: (a) will receive a severance payment equivalent to two months and two weeks of his base salary; (b) will receive an acceleration of unvested stock options to purchase 5,000 shares currently held by Mr. Presworsky and an extension of exercise period with respect to such options until December 31, 2017; (c) will have until October 9, 2017 to exercise his remaining vested stock options; and (d) will receive COBRA benefits for up to one month. Further, as part of the agreement, the Company and Mr. Presworsky granted each other a full and final release of any obligations existing between them.
On June 30, 2017, the Company issued a press release announcing the separation and the appointment of the Company's new Chief Technology Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press Release dated June 30, 2017 issued by DASAN Zhone Solutions, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2017	DASAN Zhone Solutions, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer